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                                                                     EXHIBIT 5.1

June 30, 1999



Kitty Hawk, Inc.
1515 West 20th Street
Dallas/Forth Worth International Airport, Texas  75261


Gentlemen:

We have acted as counsel to Kitty Hawk, Inc., a Delaware corporation (the "COMPANY"), in connection with the preparation of a Registration Statement on Form S-8 (the "REGISTRATION STATEMENT") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Registration Statement relates to the registration of 450,000 additional shares of the Company's common stock, par value $.01 per share (the "COMMON STOCK"), that may be issued pursuant to the Kitty Hawk, Inc. Amended and Restated Omnibus Securities Plan (the "PLAN"), as amended by that certain Amendment No. 1 to the Kitty Hawk, Inc. Amended and Restated Omnibus Securities Plan (the "AMENDMENT"). The Amendment was approved by the Company's stockholders at the 1999 Annual Meeting of Stockholders held on May 28, 1999.

The opinions expressed herein relate solely to, are based solely upon and are limited exclusively to, the internal substantive laws of the State of Texas, the General Corporation Laws of the State of Delaware and applicable federal laws of the United States of America.

In connection therewith, we have examined and relied upon the original, or copies certified to our satisfaction, of (i) the Company's Certificate of Incorporation, as amended (the "CERTIFICATE OF INCORPORATION"), and the Company's Amended and Restated Bylaws (the "BYLAWS"); (ii) the minutes and records of the corporate proceedings of the Company with respect to the adoption of the Plan, the Amendment and related matters; (iii) the Plan; (iv) the Amendment; (v) the Registration Statement on Form S-8 (Reg. No. 333-23597) filed with the Securities and Exchange Commission on March 19, 1997, relating to the registration of 300,000 shares of Common Stock issuable under the Plan; (vi) the specimen Common Stock certificate filed as Exhibit 4.1 to the Company's Registration Statement on Form S-1 (Reg. No. 333-8307); and (vii) such other documents as we have deemed necessary for the expression of the opinions contained herein.

In making the foregoing examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to questions of fact material to this opinion, where such facts have not been independently established, and as to the content and form of the Certificate of Incorporation, Bylaws, the Plan, the Amendment, minutes, records, resolutions and other documents or writings of the Company,


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Kitty Hawk, Inc.
June 30, 1999
Page 2

we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independent check or verification of their accuracy. In addition, we have assumed that all formalities required by the Company's Certificate of Incorporation and Bylaws and the Delaware General Corporation Law will be complied with when the shares of Common Stock are issued pursuant to the terms of the Plan, as amended by the Amendment.

Based upon the foregoing, and having due regard for such legal considerations as we deem relevant, assuming that the cash consideration received by the Company in exchange for the issuance of Common Stock under the Plan, as amended by the Amendment, equals or exceeds the par value of such Common Stock, we are of the opinion that the 450,000 shares of Common Stock covered by the Registration Statement which may be issued from time to time in accordance with the terms of the Plan, as amended by the Amendment, have been duly authorized for issuance by the Company, and, when so issued in accordance with the terms and conditions of the Plan, as amended by the Amendment, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.


                                             Very truly yours,



                                             Haynes and Boone, LLP